Exhibit 99.1

Groupon Announces Fourth Quarter and Fiscal Year 2016 Results

Added 5.2 million net new customers and achieved double digit Gross Profit growth in North America for 2016

•	Fourth quarter revenue of $934.9 million, $3.1 billion for the full year

•	Fourth quarter gross billings of $1.7 billion, $6.1 billion for the full year

•	Fourth quarter net loss of $50.2 million, $183.3 million for the full year

•	Fourth quarter Adjusted EBITDA of $80.6 million, $178.1 million for the full year

•	Fourth quarter loss per share of $0.09; non-GAAP earnings per share of $0.07

•	Operating cash flow of $117.1 million for the full year; free cash flow of $48.2 million for the full year

•	Added 5.2 million net new customers in North America, bringing North America active customers to 31.1 million; global active customers reached 52.7 million

•	2017 gross profit guidance of $1.30 billion to $1.35 billion, an increase of $40 to $90 million compared to 2016 results for the countries in our go-forward footprint on an FX-neutral basis

•	2017 Adjusted EBITDA guidance of $200 million to $240 million, an increase of $16 to $56 million compared to 2016 results for our go-forward footprint on an FX-neutral basis

CHICAGO - (BUSINESS WIRE) - February 15, 2017 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter and fiscal year ended December 31, 2016.

"In 2016, our concentrated focus on key strategic initiatives provided a strong foundation for Groupon going forward and resulted in a streamlined global operation, a healthier Goods business, improved customer service and strong customer acquisitions after a successful online and offline marketing strategy," said CEO Rich Williams. "We look forward to continuing to invest in the Groupon brand and unlocking the true potential of our business as we make Groupon the daily habit in local commerce."

Groupon’s fourth quarter and full year 2016 consolidated financial results include the results of LivingSocial’s operations for the partial period from the acquisition date of October 31, 2016 to December 31, 2016.

Fourth Quarter 2016 Summary

•
Gross Billings were $1.70 billion in the fourth quarter 2016, down slightly from $1.71 billion in the fourth quarter 2015. Gross billings were impacted by dispositions and country exits in connection with Groupon’s restructuring efforts, partially offset by the addition of LivingSocial. On a same-country, FX-neutral basis, gross billings grew 2% year-over-year. North America gross billings increased 6%, reflecting growth of new customers as well as the acquisition of LivingSocial, while EMEA declined by 9% (5% FX-neutral) and Rest of World declined by 15% (15% FX-neutral). Gross billings reflect the total dollar value of customer purchases of goods and services.

•
Revenue was $934.9 million in the fourth quarter 2016, compared with $917.2 million in the fourth quarter 2015. Revenue increased 2% globally, or 4% on a same-country, FX-neutral basis. North America revenue increased 5%, EMEA declined 2% (increased 1% FX-neutral) and Rest of World declined 12% (8% FX-neutral).

•
Gross profit was $369.9 million in the fourth quarter 2016, compared with $371.7 million in the fourth quarter 2015. North America gross profit increased 14%, EMEA declined 25% and Rest of World declined 10%.

•
Net loss from continuing operations was $50.2 million in the fourth quarter 2016, compared with $32.6 million in the fourth quarter 2015. Net loss attributable to common stockholders was $52.6 million, or $0.09 per share. Net loss was negatively impacted by non-operating losses of $40.8 million in the fourth quarter 2016 from declines in the fair value of investments, primarily attributable to Ticket Monster.

•	Non-GAAP net income attributable to common stockholders was $42.5 million, or $0.07 per share.

•
Adjusted EBITDA, a non-GAAP performance measure, was $80.6 million in the fourth quarter 2016, compared with $67.0 million in the fourth quarter 2015, reflecting execution of our streamlining initiatives.

•
Global units sold declined 0.4% year-over-year to 62.0 million, primarily driven by country exits and our restructuring efforts in international segments. Units in North America increased 3%, EMEA grew 6%, and Rest of World declined 29%. Units are defined as purchases made through our online marketplaces, before refunds and cancellations.

•	Operating cash flow was $288.7 million in the fourth quarter 2016. Free cash flow, a non-GAAP financial measure, was $269.0 million in the fourth quarter 2016.

•	Cash and cash equivalents as of December 31, 2016 were $891.8 million, and we had no outstanding borrowings under our $250.0 million revolving credit facility.

Full Year 2016 Summary

•
Gross Billings were $6.1 billion in 2016, compared with $6.3 billion in 2015. On a same-country, FX-neutral basis, gross billings grew 2% year-over-year. North America gross billings increased 6%, reflecting the contribution of new active customer cohorts, while EMEA declined by 11% (9% FX-neutral) and Rest of World declined by 24% (19% FX-neutral).

•
Revenue was $3.14 billion in 2016, compared with $3.12 billion in 2015. Revenue grew 1% globally, or 4% on a same-country, FX-neutral basis. North America revenue increased 5%, EMEA declined 5% (3% FX-neutral) and Rest of World declined 19% (11% FX-neutral).

•	Gross profit was $1.36 billion in 2016, compared with $1.39 billion in 2015. North America gross profit increased 10%, EMEA declined 19% and Rest of World declined 21%.

•
Net loss from continuing operations was $183.3 million in 2016, compared with $89.2 million in 2015. Net loss attributable to common stockholders was $194.6 million, or $0.34 per share. Net loss was negatively impacted by non-operating losses of $48.1 million in the full year from declines in the fair value of investments, primarily attributable to Ticket Monster.

•	Non-GAAP net income attributable to common stockholders was $23.0 million, or $0.04 per share.

•
Adjusted EBITDA was $178.1 million in 2016, compared with $256.8 million in 2015 and ahead of our guidance range of $150 million to $165 million, reflecting our increased marketing investments in customer acquisition.

•	Global units sold declined 3% year-over-year to 214.3 million in 2016. Units in North America increased 5%, EMEA declined 4%, and Rest of World declined 29%.

•
Operating cash flow for 2016 was $117.1 million. Free cash flow, a non-GAAP financial measure, was $48.2 million in 2016, which reflects the adverse cash flow impact of restructuring charges, country exits, and the funding of our securities litigation settlement.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Fourth Quarter and Full Year 2016 Highlights

•
North America Local Billings grew 11% year-over-year in the fourth quarter 2016. North America Local Billings growth accelerated throughout 2016 reaching 11% year-over-year growth in the fourth quarter 2016. LivingSocial contributed 4 percentage points to fourth quarter 2016 year-over-year growth.

•
North America customer additions accelerated to 2.0 million in the fourth quarter 2016. North America active customers reached 31.1 million as of December 31, 2016, adding 5.2 million for 2016, which marks the highest acquisition in four years. Fourth quarter net additions were 2.0 million, with 1.0 million unique customers added from LivingSocial. Active customers represent unique user accounts that have made a purchase through one of our online marketplaces during the trailing twelve months.

•
North America gross profit increased $31.5 million year-over-year in the fourth quarter 2016. North America gross profit growth accelerated to 14% year-over-year in the fourth quarter 2016 driven by 16% growth in Local and 14% growth in Shopping. For 2016, North America gross profit increased $84.0 million to $885.5 million.

•
SG&A declined $33.5 million year-over-year in the fourth quarter 2016, on solid execution of operational streamlining initiatives. SG&A in all markets declined year-over-year in the fourth quarter 2016 as we continue to drive operational efficiency through regional shared service centers and automated processes, which we expect to not only improve our customer service but also create greater operating leverage over time. SG&A declined $126.6 million year-over-year in 2016, or $89.1 million excluding the impact of a litigation reserve recorded in 2015.

Share Repurchase
During the fourth quarter 2016, Groupon repurchased 12,397,795 shares of its common stock for an aggregate purchase price of $49.9 million. During the full year 2016, Groupon repurchased 43,227,743 shares of its common stock for an aggregate purchase price of $162.4 million. Up to $195.0 million of common stock was available for repurchase under Groupon’s share repurchase program as of December 31, 2016. The timing and amount of any share repurchases are determined based on market conditions, share price and other factors, and the program may be discontinued or suspended at any time.

Outlook
Groupon is providing its outlook for 2017, which reflects current foreign exchange rates, as well as expected marketing investments, the acquisition of LivingSocial, potential disruptions related to country exits, and cost benefits associated with our streamlining initiatives. As previously announced, Groupon expects to exit 11 countries as part of its streamline and simplify initiative, and the company expects to report these countries as discontinued operations beginning in first quarter 2017. The basis for our full year 2017 guidance is continuing operations.

•
For the full year 2017, Groupon expects gross profit to be in the range of $1.30 billion and $1.35 billion, an increase of $40 to $90 million compared to full year 2016 results for the 15 countries in our go-forward footprint on an FX-neutral basis.

•
Groupon also expects Adjusted EBITDA to be in the range of $200 million and $240 million, an increase of $16 to $56 million compared to full year 2016 results for the 15 countries in our go-forward footprint on an FX-neutral basis.

Conference Call
A conference call will be webcast live today at 9:00 a.m. CST / 10:00 a.m. EST and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations site (investor.groupon.com) and its blog (https://

www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) attributable to common stockholders, non-GAAP earnings (loss) per share, free cash flow and foreign currency exchange rate neutral operating results. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Interest and Other Non-Operating Items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.

Special Charges and Credits. For the years ended December 31, 2016 and 2015, special charges and credits included gains from business dispositions and charges related to our restructuring plan. For the year ended December 31, 2015, special charges and credits also included the write-off of a prepaid asset related to a marketing program that was discontinued because the counterparty ceased operations and the expense related to a significant increase in the contingent liability for our securities litigation matter. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.

Income Tax Effect of Items Excluded from Non-GAAP Financial Measures. We determine the income tax effect of items excluded from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share by performing a tax provision calculation using pre-tax income (loss) amounts that have been adjusted to exclude those items in the respective jurisdictions to which they relate. The difference between the income tax expense (benefit) determined on that basis and our reported income tax expense (benefit) represents the income tax effect of the excluded items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior-year period. We present foreign exchange rate neutral information to facilitate comparisons to our historical operating results.

Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net, and other special charges and credits. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management and Board of Directors.
Non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share are non-GAAP performance measures that adjust our net income (loss) attributable to common stockholders and earnings (loss) per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•	restructuring charges,

•	gains on business dispositions,

•	non-cash interest expense on convertible senior notes,

•	special charges and credits,

•
non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions or country exits,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	income (loss) from discontinued operations, and

•	the income tax effect of those items.

We believe that excluding the above items from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Free cash flow is a non-GAAP financial measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use, and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Same country operating results are non-GAAP performance measures that reflect the results of the countries in which we maintained continuous business operations throughout the comparative periods presented. We use same country operating results, including same country operating results presented on a foreign exchange rate neutral basis, to better understand the performance of our ongoing business operations and to facilitate comparisons to our historical operating results.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words "may," will," should," "could," "expect," anticipate," "believe," "estimate," intend," "continue" and other similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our strategy to grow our local marketplaces, marketing strategy and spend and the productivity of those marketing investments; effectively dealing with challenges arising from our international operations, including fluctuations in currency exchange rates and any potential adverse impact from the United Kingdom’s likely exit from the European Union; retaining existing customers and adding new customers; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; product liability claims; managing inventory and order fulfillment risks; integrating our technology platforms; litigation; managing refund risks; retaining, attracting and integrating members of our executive team; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; classification of our independent contractors; maintaining our information technology infrastructure; protecting our intellectual property; maintaining a strong brand; seasonality; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue; our senior convertible notes; and our ability to realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of February 15, 2017. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is building the daily habit in local commerce, offering a vast mobile and online marketplace where people discover and save on amazing things to do, eat, see and buy. By enabling real-time commerce across local businesses, travel destinations, consumer products and live events, shoppers can find the best a city has to offer.

Groupon is redefining how small businesses attract and retain customers by providing them with customizable and scalable marketing tools and services to profitably grow their businesses.

To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To search for great deals or subscribe to Groupon emails, visit www.groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.groupon.com/merchant.

Contacts:
Investor Relations                 Public Relations
Deb Schwartz                        Bill Roberts
312-999-3098                        312-459-5191
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

The financial results of Ticket Monster are presented as discontinued operations in the accompanying condensed consolidated financial statements and tables for the three months and year ended December 31, 2015. All prior period financial information and operational metrics have been retrospectively adjusted to reflect this presentation.

	Three Months Ended December 31,		Y/Y % Growth	FX Effect (2)	Y/Y % Growth excluding FX (2)	Year Ended December 31,		Y/Y % Growth	FX Effect (2)	Y/Y % Growth excluding FX (2)
	2016	2015				2016	2015
Gross Billings (1):
North America	$1,112,131	$1,050,361	5.9%	$25	5.9%	$3,936,421	$3,709,797	6.1%	$(1,060)	6.1%
EMEA	443,910	487,147	(8.9)	(17,556)	(5.3)	1,588,438	1,794,354	(11.5)	(38,151)	(9.3)
Rest of World	143,416	169,484	(15.4)	(1,083)	(14.7)	571,645	751,389	(23.9)	(36,711)	(19.0)
Consolidated gross billings	$1,699,457	$1,706,992	(0.4)%	$(18,614)	0.6%	$6,096,504	$6,255,540	(2.5)%	$(75,922)	(1.3)%

Revenue:
North America	$650,753	$622,647	4.5%	$10	4.5%	$2,151,769	$2,047,742	5.1%	$(250)	5.1%
EMEA	243,348	248,326	(2.0)	(6,742)	0.7	827,196	867,880	(4.7)	(14,368)	(3.0)
Rest of World	40,784	46,197	(11.7)	(1,814)	(7.8)	164,389	203,894	(19.4)	(16,389)	(11.3)
Consolidated revenue	$934,885	$917,170	1.9%	$(8,546)	2.9%	$3,143,354	$3,119,516	0.8%	$(31,007)	1.8%

Income (loss) from operations	$7,424	$(5,423)	(236.9)%	$(145)	(239.6)%	$(109,763)	$(79,777)	(37.6)%	$(1,150)	(36.1)%
Income (loss) from continuing operations	(50,204)	(32,552)				(183,323)	(89,171)
Income (loss) from discontinued operations, net of tax (3)	—	(10,613)				—	122,850
Net income (loss) attributable to Groupon, Inc.	$(52,588)	$(46,528)				$(194,587)	$20,668

Basic and diluted net income (loss) per share (4):
Continuing operations	$(0.09)	$(0.06)				$(0.34)	$(0.16)
Discontinued operations	—	(0.02)				—	0.19
Basic and diluted net income (loss) per share	$(0.09)	$(0.08)				$(0.34)	$0.03

Weighted average number of shares outstanding (4)
Basic	570,546,159	607,517,010				576,354,258	650,106,225
Diluted	570,546,159	607,517,010				576,354,258	650,106,225

(1)	Represents the total dollar value of customer purchases of goods and services.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three months and year ended December 31, 2015.

(3)
The $10.6 million loss presented within income (loss) from discontinued operations, net of tax, for the three months ended December 31, 2015 represents additional income tax expense attributed to discontinued operations, which resulted from the valuation allowance that was recognized during the period against the Company's net deferred tax assets in the United States.

(4)
The structure of the Company's common stock changed during the year ended December 31, 2016. For additional information, refer to Note 11, Stockholders' Equity, and Note 17, Income (Loss) per Share, in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015 (1)	2016	2015 (1)
Operating activities
Net income (loss)	$(50,204)	$(43,165)	$(183,323)	$33,679
Less: Income (loss) from discontinued operations, net of tax	—	(10,613)	—	122,850
Income (loss) from continuing operations	(50,204)	(32,552)	(183,323)	(89,171)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	30,023	28,807	118,720	113,048
Amortization of acquired intangible assets	5,305	4,956	18,948	19,922
Stock-based compensation	23,402	32,865	118,152	142,069
Restructuring-related long-lived asset impairments	376	6,922	421	7,267
Gains on business dispositions	(312)	—	(11,711)	(13,710)
Deferred income taxes	(4,185)	6,267	(10,621)	(8,985)
(Gain) loss, net from changes in fair value of contingent consideration	(38)	508	4,092	240
(Gain) loss from changes in fair value of investments	40,840	829	48,141	2,943
Amortization of debt discount on convertible senior notes	2,522	—	7,376	—
Change in assets and liabilities, net of acquisitions:
Restricted cash	(995)	75	(1,327)	4,630
Accounts receivable	(10,970)	6,960	(14,563)	13,313
Prepaid expenses and other current assets	30,070	61,358	40,808	21,545
Accounts payable	7,540	9,545	3,214	8,601
Accrued merchant and supplier payables	190,261	142,069	18,445	40,217
Accrued expenses and other current liabilities	13,407	(1,174)	(34,512)	56,040
Other, net	11,620	(16,980)	(5,155)	(18,222)
Net cash provided by (used in) operating activities from continuing operations	288,662	250,455	117,105	299,747
Net cash provided by (used in) operating activities from discontinued operations	—	(670)	—	(37,248)
Net cash provided by (used in) operating activities	288,662	249,785	117,105	262,499

Net cash provided by (used in) investing activities from continuing operations	(5,767)	(31,238)	(57,486)	(177,250)
Net cash provided by (used in) investing activities from discontinued operations	—	—	—	244,470
Net cash provided by (used in) investing activities	(5,767)	(31,238)	(57,486)	67,220

Net cash provided by (used in) financing activities	(67,533)	(323,597)	(14,665)	(515,785)

Effect of exchange rate changes on cash and cash equivalents, including cash classified within current assets held for sale	(13,263)	(5,147)	(6,470)	(32,485)
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	202,099	(110,197)	38,484	(218,551)
Less: Net increase (decrease) in cash classified within current assets held for sale	—	—	—	(55,279)
Net increase (decrease) in cash and cash equivalents	202,099	(110,197)	38,484	(163,272)
Cash and cash equivalents, beginning of period	689,747	963,559	853,362	1,016,634
Cash and cash equivalents, end of period	$891,846	$853,362	$891,846	$853,362

(1)
The Company adopted the guidance in Accounting Standards Update ("ASU") 2016-09, Compensation - Stock Compensation (Topic 718) - Improvements to Employee Share-Based Payment Accounting, on January 1, 2016. ASU 2016-09 requires that all income tax-related cash flows resulting from share-based payments be reported as operating activities in the statement of cash flows. Previously, income tax benefits at settlement of an award were reported as a reduction to operating cash flows and an increase to financing cash flows to the extent that those benefits exceeded the income tax benefits reported in earnings during the award's vesting period. The Company has elected to apply that change in cash flow classification on a retrospective basis, which has resulted in an increase to net cash provided by (used in) operating activities and net cash used in financing activities of $1.4 million for the three months ended December 31, 2015, and increases to net cash provided by (used in) operating activities and net cash used in financing activities of $7.6 million for the year ended December 31, 2015.

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:
Third party and other	$341,013	$345,260	$1,303,546	$1,372,533
Direct	593,872	571,910	1,839,808	1,746,983
Total revenue	934,885	917,170	3,143,354	3,119,516
Cost of revenue:
Third party and other	40,728	43,640	171,728	188,932
Direct	524,287	501,790	1,614,723	1,545,519
Total cost of revenue	565,015	545,430	1,786,451	1,734,451
Gross profit	369,870	371,740	1,356,903	1,385,065
Operating expenses:
Marketing	93,335	83,208	362,951	254,335
Selling, general and administrative	254,458	287,976	1,066,168	1,192,792
Restructuring charges	13,620	5,422	43,608	29,568
Gains on business dispositions	(312)	—	(11,711)	(13,710)
Acquisition-related expense (benefit), net	1,345	557	5,650	1,857
Total operating expenses	362,446	377,163	1,466,666	1,464,842
Income (loss) from operations	7,424	(5,423)	(109,763)	(79,777)
Other income (expense), net	(61,804)	(3,393)	(76,107)	(28,539)
Income (loss) from continuing operations before provision (benefit) for income taxes	(54,380)	(8,816)	(185,870)	(108,316)
Provision (benefit) for income taxes	(4,176)	23,736	(2,547)	(19,145)
Income (loss) from continuing operations	(50,204)	(32,552)	(183,323)	(89,171)
Income (loss) from discontinued operations, net of tax	—	(10,613)	—	122,850
Net income (loss)	(50,204)	(43,165)	(183,323)	33,679
Net income attributable to noncontrolling interests	(2,384)	(3,363)	(11,264)	(13,011)
Net income (loss) attributable to Groupon, Inc.	$(52,588)	$(46,528)	$(194,587)	$20,668

Basic and diluted net income (loss) per share (1):
Continuing operations	$(0.09)	$(0.06)	$(0.34)	$(0.16)
Discontinued operations	—	(0.02)	—	0.19
Basic and diluted net income (loss) per share	$(0.09)	$(0.08)	$(0.34)	$0.03

Weighted average number of shares outstanding (1)
Basic	570,546,159	607,517,010	576,354,258	650,106,225
Diluted	570,546,159	607,517,010	576,354,258	650,106,225

(1)
The structure of the Company's common stock changed during the year ended December 31, 2016. For additional information, refer to Note 11, Stockholders' Equity, and Note 17, Income (Loss) per Share, in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$891,846	$853,362
Accounts receivable, net	86,655	68,175
Prepaid expenses and other current assets	113,435	153,705
Total current assets	1,091,936	1,075,242
Property, equipment and software, net	171,006	198,897
Goodwill	283,962	287,332
Intangible assets, net	42,915	36,483
Investments (including $110,066 and $163,675 at December 31, 2016 and December 31, 2015, respectively, at fair value)	141,882	178,236
Deferred income taxes	5,231	3,454
Other non-current assets	24,445	16,620
Total Assets	$1,761,377	$1,796,264
Liabilities and Equity
Current liabilities:
Accounts payable	$29,273	$24,590
Accrued merchant and supplier payables	800,697	776,211
Accrued expenses and other current liabilities	383,081	402,724
Total current liabilities	1,213,051	1,203,525
Convertible senior notes, net	178,995	—
Deferred income taxes	4,215	8,612
Other non-current liabilities	100,054	113,540
Total Liabilities	1,496,315	1,325,677
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, no shares authorized, issued or outstanding at December 31, 2016 and 2,000,000,000 shares authorized, 717,387,446 shares issued and 588,919,281 shares outstanding at December 31, 2015	—	72
Class B common stock, par value $0.0001 per share, no shares authorized, issued or outstanding at December 31, 2016 and 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at December 31, 2015	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, 736,531,771 shares issued and 564,835,863 shares outstanding at December 31, 2016 and no shares issued or outstanding at December 31, 2015	74	—
Additional paid-in capital	2,112,728	1,964,453
Treasury stock, at cost, 171,695,908 shares at December 31, 2016 and 128,468,165 shares at December 31, 2015	(807,424)	(645,041)
Accumulated deficit	(1,099,010)	(901,292)
Accumulated other comprehensive income (loss)	58,052	51,206
Total Groupon, Inc. Stockholders' Equity	264,420	469,398
Noncontrolling interests	642	1,189
Total Equity	265,062	470,587
Total Liabilities and Equity	$1,761,377	$1,796,264

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
North America
Gross billings (1)	$1,112,131	$1,050,361	$3,936,421	$3,709,797
Revenue	$650,753	$622,647	$2,151,769	$2,047,742
Segment cost of revenue and operating expenses (2)(3)(4)	616,103	625,171	2,126,834	2,029,643
Segment operating income (loss) (2) (3) (4)	$34,650	$(2,524)	$24,935	$18,099
Segment operating income (loss) as a percent of segment gross billings	3.1%	(0.2)%	0.6%	0.5%
Segment operating income (loss) as a percent of segment revenue	5.3%	(0.4)%	1.2%	0.9%

EMEA
Gross billings (1)	$443,910	$487,147	$1,588,438	$1,794,354
Revenue	$243,348	$248,326	$827,196	$867,880
Segment cost of revenue and operating expenses (2)(4)(5)	242,883	211,443	813,177	797,786
Segment operating income (loss) (2) (4) (5)	$465	$36,883	$14,019	$70,094
Segment operating income (loss) as a percent of segment gross billings	0.1%	7.6%	0.9%	3.9%
Segment operating income (loss) as a percent of segment revenue	0.2%	14.9%	1.7%	8.1%

Rest of World
Gross billings (1)	$143,416	$169,484	$571,645	$751,389
Revenue	$40,784	$46,197	$164,389	$203,894
Segment cost of revenue and operating expenses (2)(4)	43,888	52,731	190,135	228,273
Segment operating income (loss) (2) (4)	$(3,104)	$(6,534)	$(25,746)	$(24,379)
Segment operating income (loss) as a percent of segment gross billings	(2.2)%	(3.9)%	(4.5)%	(3.2)%
Segment operating income (loss) as a percent of segment revenue	(7.6)%	(14.1)%	(15.7)%	(12.0)%

(1)	Represents the total dollar value of customer purchases of goods and services.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related expense (benefit), net.

(3)
Segment cost of revenue and operating expenses for North America for the year ended December 31, 2015 includes a $37.5 million expense related to an increase in the Company's contingent liability for its securities litigation matter.

(4)
Segment cost of revenue and operating expenses for the three months ended December 31, 2016 includes restructuring charges of $2.7 million in North America, $9.2 million in EMEA and $1.7 million in Rest of World. Segment cost of revenue and operating expenses for the year ended December 31, 2016 includes restructuring charges of $9.5 million in North America (which excludes $2.6 million of stock-based compensation), $23.1 million in EMEA (which excludes $2.0 million of stock-based compensation) and $6.3 million in Rest of World (which excludes $0.1 million of stock-based compensation). Segment cost of revenue and operating expenses for the three months ended December 31, 2015 includes restructuring charges (credits) of $9.1 million in North America, $(3.6) million in EMEA and $(0.1) million in Rest of World. Segment cost of revenue and operating expenses for the year ended December 31, 2015 includes restructuring charges of $10.5 million in North America, $16.1 million in EMEA and $3.0 million in Rest of World.

(5)
Segment cost of revenue and operating expenses for EMEA for the year ended December 31, 2015 includes a $6.7 million expense for the write-off of a prepaid asset related to a marketing program that was discontinued because the counterparty ceased operations.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP performance measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP performance measure, "Net income (loss) from continuing operations" for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP performance measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, "Income (loss) from continuing operations."

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Income (loss) from continuing operations	$26,566	$(16,739)	$(15,267)	$(24,613)	$(32,552)	$(45,596)	$(51,731)	$(35,792)	$(50,204)
Adjustments:
Stock-based compensation (1)	29,961	35,144	38,467	35,432	32,691	27,976	35,244	26,176	23,242
Depreciation and amortization	30,122	32,200	31,372	35,635	33,763	34,797	34,290	33,253	35,328
Acquisition-related expense (benefit), net	(809)	(269)	505	1,064	557	3,464	850	(9)	1,345
Restructuring charges	—	—	—	24,146	5,422	12,444	16,085	1,459	13,620
Gains on business dispositions	—	—	—	(13,710)	—	—	(9,339)	(2,060)	(312)
Prepaid marketing write-off	—	—	—	6,690	—	—	—	—	—
Securities litigation expense	—	—	—	37,500	—	—	—	—	—
Non-operating expense (income), net	11,531	19,927	(2,941)	8,160	3,393	(3,486)	10,761	7,028	61,804
Provision (benefit) for income taxes	(4,457)	2,107	8,982	(53,970)	23,736	1,749	(2,199)	2,079	(4,176)
Total adjustments	66,348	89,109	76,385	80,947	99,562	76,944	85,692	67,926	130,851
Adjusted EBITDA	$92,914	$72,370	$61,118	$56,334	$67,010	$31,348	$33,961	$32,134	$80,647

(1)
Represents stock-based compensation recorded within cost of revenue, marketing expense, and selling, general and administrative expense. Non-operating expense (income), net, includes $0.02 million, $0.1 million, $0.2 million, $0.2 million, $0.2 million, $0.3 million and $0.1 million of additional stock-based compensation for the three months ended June 30, 2015, September 30, 2015, December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively. Restructuring charges includes $2.6 million and $2.1 million of additional stock-based compensation for the three months ended March 31, 2016 and June 30, 2016, respectively.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Income (loss) from continuing operations" for the years ended December 31, 2016 and 2015:

	Year Ended December 31,
	2016	2015
Income (loss) from continuing operations	$(183,323)	$(89,171)
Adjustments:
Stock-based compensation (1)	112,638	141,734
Depreciation and amortization	137,668	132,970
Acquisition-related expense (benefit), net	5,650	1,857
Restructuring charges	43,608	29,568
Gains on business dispositions	(11,711)	(13,710)
Prepaid marketing write-off	—	6,690
Securities litigation expense	—	37,500
Non-operating expense (income), net	76,107	28,539
Provision (benefit) for income taxes	(2,547)	(19,145)
Total adjustments	361,413	346,003
Adjusted EBITDA	$178,090	$256,832

(1)
Includes stock-based compensation recorded within cost of revenue, marketing expense, and selling, general and administrative expense. Restructuring charges and non-operating expense (income), net, include $4.7 million and $0.8 million of additional stock-based compensation for the year ended December 31, 2016. Non-operating expense (income), net, includes $0.3 million of additional stock-based compensation for the year ended December 31, 2015.

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three months and year ended December 31, 2016:

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Net income (loss) attributable to common stockholders	$(52,588)	$(194,587)
Stock-based compensation (1)	23,402	113,469
Amortization of acquired intangible assets	5,305	18,948
Acquisition-related expense (benefit), net	1,345	5,650
Restructuring charges	13,620	43,608
Gains on business dispositions	(312)	(11,711)
Intercompany foreign currency losses (gains) and reclassifications of translation adjustments to earnings (2)	16,292	7,915
Losses (gains), net from changes in fair value of investments	40,840	48,141
Non-cash interest expense on convertible senior notes	2,522	7,376
Income tax effect of above adjustments	(7,952)	(15,801)
Non-GAAP net income (loss) attributable to common stockholders	$42,474	$23,008

Weighted-average shares of common stock - basic	570,546,159	576,354,258
Effect of dilutive securities	54,543,720	36,458,342
Weighted-average shares of common stock - diluted	625,089,879	612,812,600

Diluted net income (loss) per share	$(0.09)	$(0.34)
Impact of stock-based compensation, amortization of acquired intangible assets, acquisition-related expense (benefit), net, intercompany foreign currency losses (gains), special charges and credits, income (loss) from discontinued operations and related tax effects	0.16	0.38
Non-GAAP net income (loss) per share	$0.07	$0.04

(1)	Excludes $4.7 million of stock-based compensation classified within restructuring charges for the year ended December 31, 2016, respectively.

(2)
Foreign currency gains (losses), net for the three months and year ended December 31, 2016 includes $6.0 million and $5.7 million, respectively, of net cumulative translation losses that were reclassified to earnings as a result of the Company's exit from certain countries as part of its restructuring plan.

The following is a reconciliation of the Company's annual outlook for Adjusted EBITDA to the Company's outlook for the most comparable U.S. GAAP performance measure, "Income (loss) from continuing operations." In October 2016, the Company completed a strategic review of our international markets and decided to focus its business on 15 core countries and to pursue strategic alternatives for the remaining 11 countries. Based on the Company’s review of quantitative and qualitative factors, it believes that the disposition of those 11 countries represents a strategic shift that will likely have a major effect on its operations and financial results. As such, the Company anticipates that when either the businesses have been disposed of in those 11 countries or have met the criteria for held-for-sale classification, their financial results, including any gains or losses on disposition, will be presented as discontinued operations in the Company’s consolidated statements of operations. As such, this forward-looking guidance for the year ending December 31, 2017 has been provided on a continuing operations basis.

Year Ending December 31, 2017
Expected income (loss) from continuing operations range	$(42,500) to $(17,500)
Expected adjustments:
Stock-based compensation	90,000 to 100,000
Depreciation and amortization	125,000
Non-operating expense (income), net	20,000
Provision (benefit) for income taxes	7,500 to 12,500
Total expected adjustments	$242,500 to $257,500
Expected Adjusted EBITDA range	$200,000 to $240,000

The outlook provided above does not reflect the potential impact of any additional restructuring actions that the Company may decide to pursue, business acquisitions or dispositions, changes in the fair values of investments or contingent consideration, foreign currency gains or losses or unusual or infrequently occurring items that may occur during 2017.

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "Income (loss) from continuing operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and income (loss) from changes in exchange rates versus the U.S. Dollar for the three months ended December 31, 2016 was as follows:

	Three Months Ended December 31, 2016			Three Months Ended December 31, 2016
	At Avg. Q4 2015 Rates (1)	Exchange Rate Effect (2)	As Reported	At Avg. Q3 2016 Rates (3)	Exchange Rate Effect (2)	As Reported
Gross billings	$1,718,071	$(18,614)	$1,699,457	$1,719,411	$(19,954)	$1,699,457
Revenue	943,431	(8,546)	934,885	944,772	(9,887)	934,885
Income (loss) from operations	$7,569	$(145)	$7,424	$6,974	$450	$7,424

The effect on the Company's gross billings, revenue and income (loss) from operations from changes in exchange rates versus the U.S. Dollar for the year ended December 31, 2016 was as follows:

	Year Ended December 31, 2016			Year Ended December 31, 2016
	At Avg. Q4 2015 YTD Rates (1)	Exchange Rate Effect (2)	As Reported	At Avg. Q4'15-Q3'16 Rates (3)	Exchange Rate Effect (2)	As Reported
Gross billings	$6,172,426	$(75,922)	$6,096,504	$6,114,028	$(17,524)	$6,096,504
Revenue	3,174,361	(31,007)	3,143,354	3,152,794	(9,440)	3,143,354
Income (loss) from operations	$(108,613)	$(1,150)	$(109,763)	$(108,319)	$(1,444)	$(109,763)

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three months and year ended December 31, 2015.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior periods.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and twelve months ended September 30, 2016.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
EMEA Gross billings growth	(13)%	(15)%	(12)%	(10)%	(9)%
FX Effect	11	3	—	2	4
EMEA Gross billings growth, excluding FX	(2)%	(12)%	(12)%	(8)%	(5)%

Rest of World Gross billings growth	(21)%	(28)%	(27)%	(24)%	(15)%
FX Effect	14	11	6	1	—
Rest of World Gross billings growth, excluding FX	(7)%	(17)%	(21)%	(23)%	(15)%

Consolidated Gross billings growth	(1)%	(5)%	(2)%	(2)%	—%
FX Effect	5	2	—	—	1
Consolidated Gross billings growth, excluding FX	4%	(3)%	(2)%	(2)%	1%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
EMEA Revenue growth	(9)%	(13)%	(3)%	(1)%	(2)%
FX Effect	12	3	—	1	3
EMEA Revenue growth, excluding FX	3%	(10)%	(3)%	—%	1%

Rest of World Revenue growth	(23)%	(22)%	(23)%	(19)%	(12)%
FX Effect	15	14	9	4	4
Rest of World Revenue growth, excluding FX	(8)%	(8)%	(14)%	(15)%	(8)%

Consolidated Revenue growth	4%	(2)%	2%	1%	2%
FX Effect	5	1	1	1	1
Consolidated Revenue growth, excluding FX	9%	(1)%	3%	2%	3%

The effect on North America's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended December 31, 2016 was as follows:

	At Avg. Q4 2015 Rates (1)	Exchange Rate Effect (2)	December 31, 2016 As Reported	December 31, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$590,657	$27	$590,684	$531,154	11.2%	11.2%

Travel:
Third party	90,057	2	90,059	89,389	0.7%	0.7%
Total services	680,714	29	680,743	620,543	9.7%	9.7%

Goods:
Third party	12,211	(4)	12,207	12,951	(5.7)%	(5.7)%
Direct	419,181	—	419,181	416,867	0.6%	0.6%
Total	431,392	(4)	431,388	429,818	0.4%	0.4%

Total gross billings	$1,112,106	$25	$1,112,131	$1,050,361	5.9%	5.9%

The effect on EMEA's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended December 31, 2016 was as follows:

	At Avg. Q4 2015 Rates (1)	Exchange Rate Effect (2)	December 31, 2016 As Reported	December 31, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$192,321	$(11,909)	$180,412	$197,445	(8.6)%	(2.6)%

Travel:
Third party	56,419	(805)	55,614	59,836	(7.1)%	(5.7)%
Total services	248,740	(12,714)	236,026	257,281	(8.3)%	(3.3)%

Goods:
Third party	43,041	(2,467)	40,574	83,295	(51.3)%	(48.3)%
Direct	169,685	(2,375)	167,310	146,571	14.1%	15.8%
Total	212,726	(4,842)	207,884	229,866	(9.6)%	(7.5)%

Total gross billings	$461,466	$(17,556)	$443,910	$487,147	(8.9)%	(5.3)%

The effect on Rest of World's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended December 31, 2016 was as follows:

	At Avg. Q4 2015 Rates (1)	Exchange Rate Effect (2)	December 31, 2016 As Reported	December 31, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$86,184	$1,165	$87,349	$83,430	4.7%	3.3%

Travel:
Third party	21,397	(663)	20,734	25,369	(18.3)%	(15.7)%
Total services	107,581	502	108,083	108,799	(0.7)%	(1.1)%

Goods:
Third party	28,255	(306)	27,949	52,213	(46.5)%	(45.9)%
Direct	8,663	(1,279)	7,384	8,472	(12.8)%	2.3%
Total	36,918	(1,585)	35,333	60,685	(41.8)%	(39.2)%

Total gross billings	$144,499	$(1,083)	$143,416	$169,484	(15.4)%	(14.7)%

The effect on consolidated gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended December 31, 2016 was as follows:

	At Avg. Q4 2015 Rates (1)	Exchange Rate Effect (2)	December 31, 2016 As Reported	December 31, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$869,162	$(10,717)	$858,445	$812,029	5.7%	7.0%

Travel:
Third party	167,873	(1,466)	166,407	174,594	(4.7)%	(3.8)%
Total services	1,037,035	(12,183)	1,024,852	986,623	3.9%	5.1%

Goods:
Third party	83,507	(2,777)	80,730	148,459	(45.6)%	(43.8)%
Direct	597,529	(3,654)	593,875	571,910	3.8%	4.5%
Total	681,036	(6,431)	674,605	720,369	(6.4)%	(5.5)%

Total gross billings	$1,718,071	$(18,614)	$1,699,457	$1,706,992	(0.4)%	0.6%

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended December 31, 2015.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

The following is a reconciliation of foreign exchange rate neutral same-country gross billings growth for the three months and year ended December 31, 2016 from the comparable prior year period:

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Y/Y % Growth	Year Ended December 31, 2016	Year Ended December 31, 2015	Y/Y % Growth
Gross billings as reported	$1,699,457	$1,706,992	(0.4)%	$6,096,504	$6,255,540	(2.5)%
Less: Gross billings from countries where Groupon no longer operates	(5,038)	(34,490)		(53,046)	(233,865)
Exchange rate effect (1)	18,578	—		69,271	—
FX neutral same-country gross billings	$1,712,997	$1,672,502	2.4%	$6,112,729	$6,021,675	1.5%

(1)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

The following is a reconciliation of foreign exchange rate neutral same-country gross billings growth for our EMEA segment for the three months ended December 31, 2016 from the comparable prior year period:

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Y/Y % Growth
EMEA gross billings as reported	$443,910	$487,147	(8.9)%
Less: EMEA Gross billings from countries where Groupon no longer operates	(1,599)	(23,306)
Exchange rate effect (1)	17,499	—
FX-neutral same-country gross billings	$459,810	$463,841	(0.9)%

(1)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

The following is a reconciliation of foreign exchange rate neutral same-country revenue growth for the three months and year ended December 31, 2016 from the comparable prior year period:

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Y/Y % Growth	Year Ended December 31, 2016	Year Ended December 31, 2015	Y/Y % Growth
Revenue as reported	$934,885	$917,170	1.9%	$3,143,354	$3,119,516	0.8%
Less: Revenue from countries where Groupon no longer operates	(2,656)	(13,297)		(22,855)	(85,377)
Exchange rate effect (1)	8,555	—		28,055	—
FX-neutral same-country revenue	$940,784	$903,873	4.1%	$3,148,554	$3,034,139	3.8%

(1)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

The following is a reconciliation of foreign exchange rate neutral same-country gross profit growth for the three months and year ended December 31, 2016 from the comparable prior year period:

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Y/Y % Growth	Year Ended December 31, 2016	Year Ended December 31, 2015	Y/Y % Growth
Gross profit as reported	$369,870	$371,740	(0.5)%	$1,356,903	$1,385,065	(2.0)%
Less: Gross profit from countries where Groupon no longer operates	(1,511)	(7,326)		(12,128)	(48,212)
Exchange rate effect (1)	4,801	—		17,208	—
FX-neutral same-country gross profit	$373,160	$364,414	2.4%	$1,361,983	$1,336,853	1.9%

(1)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (10)
(financial data in thousands; active customers in millions)
(unaudited)

	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Segments
North America Segment:
Gross Billings (1):
Local (2) Gross Billings	$531,154	$539,623	$542,439	$530,768	$590,684
Travel Gross Billings	89,389	103,390	105,388	93,564	90,059
Gross Billings - Services	620,543	643,013	647,827	624,332	680,743
Gross Billings - Goods	429,818	294,061	318,427	296,630	431,388
Total Gross Billings	$1,050,361	$937,074	$966,254	$920,962	$1,112,131
Year-over-year growth	11%	5%	8%	6%	6%
% Third Party and Other	60%	70%	68%	69%	62%
% Direct	40%	30%	32%	31%	38%
Gross Billings Trailing Twelve Months (TTM)	$3,709,797	$3,752,894	$3,822,892	$3,874,651	$3,936,421

Revenue (3):
Local Revenue	$184,201	$192,153	$184,139	$176,220	$209,799
Travel Revenue	18,390	20,914	21,401	21,241	19,023
Revenue - Services	202,591	213,067	205,540	197,461	228,822
Revenue - Goods	420,056	287,746	311,382	285,820	421,931
Total Revenue	$622,647	$500,813	$516,922	$483,281	$650,753
Year-over-year growth	13%	4%	7%	4%	5%
% Third Party and Other	33%	43%	40%	41%	36%
% Direct	67%	57%	60%	59%	64%
Revenue TTM	$2,047,742	$2,068,673	$2,104,313	$2,123,663	$2,151,769

Gross Profit (4):
Local Gross Profit	$159,745	$164,018	$158,812	$152,873	$185,280
% of North America Local Gross Billings	30.1%	30.4%	29.3%	28.8%	31.4%
Travel Gross Profit	15,207	15,712	16,334	17,257	15,052
% of North America Travel Gross Billings	17.0%	15.2%	15.5%	18.4%	16.7%
Gross Profit - Services	174,952	179,730	175,146	170,130	200,332
% of North America Services Gross Billings	28.2%	28.0%	27.0%	27.2%	29.4%
Gross Profit - Goods	44,329	36,213	42,028	31,531	50,437
% of North America Goods Gross Billings	10.3%	12.3%	13.2%	10.6%	11.7%
Total Gross Profit	$219,281	$215,943	$217,174	$201,661	$250,769
Year-over-year growth	12%	11%	10%	5%	14%
% Third Party and Other	81%	84%	82%	85%	81%
% Direct	19%	16%	18%	15%	19%
% of North America Total Gross Billings	20.9%	23.0%	22.5%	21.9%	22.5%

EMEA Segment:
Gross Billings:
Local Gross Billings	$197,445	$174,033	$165,290	$158,792	$180,412
Travel Gross Billings	59,836	57,201	52,880	57,594	55,614
Gross Billings - Services	257,281	231,234	218,170	216,386	236,026
Gross Billings - Goods	229,866	160,993	163,139	154,606	207,884
Total Gross Billings	$487,147	$392,227	$381,309	$370,992	$443,910
Year-over-year growth	(13)%	(15)%	(12)%	(10)%	(9)%
Year-over-year growth, excluding FX (5)	(2)%	(12)%	(12)%	(8)%	(5)%
% Third Party and Other	70%	73%	68%	68%	62%
% Direct	30%	27%	32%	32%	38%
Gross Billings TTM	$1,794,354	$1,727,392	$1,675,165	$1,631,675	$1,588,438

Revenue:
Local Revenue	$73,225	$61,886	$60,616	$58,581	$60,600
Travel Revenue	11,681	11,178	10,709	12,866	11,156
Revenue - Services	84,906	73,064	71,325	71,447	71,756
Revenue - Goods	163,420	115,906	126,980	125,126	171,592
Total Revenue	$248,326	$188,970	$198,305	$196,573	$243,348
Year-over-year growth	(9)%	(13)%	(3)%	(1)%	(2)%
Year-over-year growth, excluding FX	3%	(10)%	(3)%	—%	1%
% Third Party and Other	41%	44%	39%	39%	31%
% Direct	59%	56%	61%	61%	69%
Revenue TTM	$867,880	$840,630	$834,888	$832,174	$827,196

	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016

Gross Profit:
Local Gross Profit	$68,966	$58,263	$56,849	$54,467	$56,603
% of EMEA Local Gross Billings	34.9%	33.5%	34.4%	34.3%	31.4%
Travel Gross Profit	10,732	10,215	9,784	11,882	10,247
% of EMEA Travel Gross Billings	17.9%	17.9%	18.5%	20.6%	18.4%
Gross Profit - Services	79,698	68,478	66,633	66,349	66,850
% of EMEA Services Gross Billings	31.0%	29.6%	30.5%	30.7%	28.3%
Gross Profit - Goods	43,026	26,412	23,525	18,710	25,449
% of EMEA Goods Gross Billings	18.7%	16.4%	14.4%	12.1%	12.2%
Total Gross Profit	$122,724	$94,890	$90,158	$85,059	$92,299
Year-over-year growth	(14)%	(18)%	(13)%	(18)%	(25)%
% Third Party and Other	77%	82%	79%	83%	76%
% Direct	23%	18%	21%	17%	24%
% of EMEA Total Gross Billings	25.2%	24.2%	23.6%	22.9%	20.8%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$83,430	$75,294	$84,581	$80,318	$87,349
Travel Gross Billings	25,369	23,928	22,300	24,166	20,734
Gross Billings - Services	108,799	99,222	106,881	104,484	108,083
Gross Billings - Goods	60,685	43,487	38,438	35,717	35,333
Total Gross Billings	$169,484	$142,709	$145,319	$140,201	$143,416
Year-over-year growth	(21)%	(28)%	(27)%	(24)%	(15)%
Year-over-year growth, excluding FX	(7)%	(17)%	(21)%	(23)%	(15)%
% Third Party and Other	95%	95%	95%	95%	95%
% Direct	5%	5%	5%	5%	5%
Gross Billings TTM	$751,389	$695,263	$641,361	$597,713	$571,645

Revenue:
Local Revenue	$22,229	$22,082	$22,461	$21,876	$22,069
Travel Revenue	5,098	5,049	4,321	5,075	4,424
Revenue - Services	27,327	27,131	26,782	26,951	26,493
Revenue - Goods	18,870	15,057	14,021	13,663	14,291
Total Revenue	$46,197	$42,188	$40,803	$40,614	$40,784
Year-over-year growth	(23)%	(22)%	(23)%	(19)%	(12)%
Year-over-year growth, excluding FX	(8)%	(8)%	(14)%	(15)%	(8)%
% Third Party and Other	82%	85%	82%	84%	82%
% Direct	18%	15%	18%	16%	18%
Revenue TTM	$203,894	$191,828	$179,565	$169,802	$164,389

Gross Profit:
Local Gross Profit	$18,889	$18,771	$18,739	$18,645	$19,245
% of Rest of World Local Gross Billings	22.6%	24.9%	22.2%	23.2%	22.0%
Travel Gross Profit	4,040	3,997	3,240	3,962	3,502
% of Rest of World Travel Gross Billings	15.9%	16.7%	14.5%	16.4%	16.9%
Gross Profit - Services	22,929	22,768	21,979	22,607	22,747
% of Rest of World Services Gross Billings	21.1%	22.9%	20.6%	21.6%	21.0%
Gross Profit - Goods	6,806	5,727	4,277	4,790	4,055
% of Rest of World Goods Gross Billings	11.2%	13.2%	11.1%	13.4%	11.5%
Total Gross Profit	$29,735	$28,495	$26,256	$27,397	$26,802
Year-over-year growth	(23)%	(24)%	(28)%	(20)%	(10)%
% Third Party and Other	99%	100%	99%	100%	102%
% Direct	1%	—%	1%	—%	(2)%
% of Rest of World Total Gross Billings	17.5%	20.0%	18.1%	19.5%	18.7%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$812,029	$788,950	$792,310	$769,878	$858,445
Travel Gross Billings	174,594	184,519	180,568	175,324	166,407
Gross Billings - Services	986,623	973,469	972,878	945,202	1,024,852
Gross Billings - Goods	720,369	498,541	520,004	486,953	674,605
Total Gross Billings	$1,706,992	$1,472,010	$1,492,882	$1,432,155	$1,699,457
Year-over-year growth	(1)%	(5)%	(2)%	(2)%	—%
Year-over-year growth, excluding FX	4%	(3)%	(2)%	(2)%	1%
% Third Party and Other	66%	73%	71%	71%	65%
% Direct	34%	27%	29%	29%	35%
Gross Billings TTM	$6,255,540	$6,175,549	$6,139,418	$6,104,039	$6,096,504
Year-over-year growth	—%	(1)%	(2)%	(3)%	(3)%

	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016

Revenue:
Local Revenue	$279,655	$276,121	$267,216	$256,677	$292,468
Travel Revenue	35,169	37,141	36,431	39,182	34,603
Revenue - Services	314,824	313,262	303,647	295,859	327,071
Revenue - Goods	602,346	418,709	452,383	424,609	607,814
Total Revenue	$917,170	$731,971	$756,030	$720,468	$934,885
Year-over-year growth	4%	(2)%	2%	1%	2%
Year-over-year growth, excluding FX	9%	(1)%	3%	2%	3%
% Third Party and Other	38%	46%	42%	43%	36%
% Direct	62%	54%	58%	57%	64%
Revenue TTM	$3,119,516	$3,101,131	$3,118,766	$3,125,639	$3,143,354
Year-over-year growth	3%	1%	—%	1%	1%

Gross Profit:
Local Gross Profit	$247,600	$241,052	$234,400	$225,985	$261,128
% of Consolidated Local Gross Billings	30.5%	30.6%	29.6%	29.4%	30.4%
Travel Gross Profit	29,979	29,924	29,358	33,101	28,801
% of Consolidated Travel Gross Billings	17.2%	16.2%	16.3%	18.9%	17.3%
Gross Profit - Services	277,579	270,976	263,758	259,086	289,929
% of Consolidated Services Gross Billings	28.1%	27.8%	27.1%	27.4%	28.3%
Gross Profit - Goods	94,161	68,352	69,830	55,031	79,941
% of Consolidated Goods Gross Billings	13.1%	13.7%	13.4%	11.3%	11.9%
Total Gross Profit	$371,740	$339,328	$333,588	$314,117	$369,870
Year-over-year growth	(2)%	(2)%	(1)%	(4)%	(1)%
% Third Party and Other	81%	85%	82%	86%	81%
% Direct	19%	15%	18%	14%	19%
% of Total Consolidated Gross Billings	21.8%	23.1%	22.3%	21.9%	21.8%

Marketing	$83,208	$89,765	$91,993	$87,858	$93,335
Selling, general and administrative	$287,976	$280,988	$277,168	$253,554	$254,458
Income (loss) from continuing operations	$(32,552)	$(45,596)	$(51,731)	$(35,792)	$(50,204)
Adjusted EBITDA	$67,010	$31,348	$33,961	$32,134	$80,647
% of Total Consolidated Gross Billings	3.9%	2.1%	2.3%	2.2%	4.7%
% of Total Consolidated Revenue	7.3%	4.3%	4.5%	4.5%	8.6%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (10)
(financial data in thousands; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities from continuing operations."

	Q4 2015 (9)	Q1 2016	Q2 2016	Q3 2016	Q4 2016

Net cash provided by (used in) operating activities from continuing operations	$250,455	$(76,725)	$(54,010)	$(40,822)	$288,662
Purchases of property and equipment and capitalized software from continuing operations	(15,507)	(19,952)	(16,395)	(12,868)	(19,678)
Free cash flow	$234,948	$(96,677)	$(70,405)	$(53,690)	$268,984

Net cash provided by (used in) operating activities from continuing operations (TTM)	$299,747	$179,415	$112,080	$78,898	$117,105
Purchases of property and equipment and capitalized software from continuing operations (TTM)	(83,988)	(85,646)	(79,589)	(64,722)	(68,893)
Free cash flow (TTM)	$215,759	$93,769	$32,491	$14,176	$48,212

Net cash provided by (used in) investing activities from continuing operations	$(31,238)	$(20,778)	$(18,853)	$(12,088)	$(5,767)
Net cash provided by (used in) financing activities	$(323,597)	$(78,015)	$169,225	$(38,342)	$(67,533)

Net cash provided by (used in) investing activities from continuing operations (TTM)	$(177,250)	$(178,585)	$(168,897)	$(82,957)	$(57,486)
Net cash provided by (used in) financing activities (TTM)	$(515,785)	$(557,962)	$(247,180)	$(270,729)	$(14,665)

Other Metrics:
Active Customers (6)
North America	25.9	26.9	27.9	29.1	31.1
EMEA	15.4	15.3	15.3	15.4	15.5
Rest of World	7.6	7.2	6.8	6.3	6.1
Total Active Customers	48.9	49.4	50.0	50.8	52.7

TTM Gross Billings / Average Active Customer (7)
North America	$149	$146	$145	$142	$138
EMEA	117	113	109	106	103
Rest of World	96	90	86	84	84
Consolidated	130	127	125	123	120

Global headcount as of December 31, 2016 and 2015 was as follows:

	Q4 2015	Q4 2016
Sales (8)	3,992	3,108
% North America	34%	36%
% EMEA	41%	42%
% Rest of World	25%	22%
Other	5,880	5,215
Total Headcount	9,872	8,323

(1)	Represents the total dollar value of customer purchases of goods and services.

(2)
Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions, which include advertising, payment processing, and commission revenue, are also included within the Local category.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of merchandise for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of commission revenue, payment processing revenue and advertising revenue.

(4)	Represents third party revenue, direct revenue and other revenue reduced by cost of revenue.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(6)
Reflects the total number of unique user accounts who made a purchase through one of our online marketplaces during the trailing twelve months. North America active customers for the quarter ended December 31, 2016 includes approximately 1.0 million incremental active customers from the acquisition of LivingSocial, Inc.

(7)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(8)	Includes merchant sales representatives, as well as sales support from continuing operations.

(9)
The Company adopted the guidance in ASU 2016-09 on January 1, 2016. ASU 2016-09 requires that all income tax-related cash flows resulting from share-based payments be reported as operating activities in the statement of cash flows. Previously, income tax benefits at settlement of an award were reported as a reduction to operating cash flows and an increase to financing cash flows to the extent that those benefits exceeded the income tax benefits reported in earnings during the award's vesting period. The Company has elected to apply that change in cash flow classification on a retrospective basis, which has resulted in adjustments to net cash provided by (used in) operating activities, net cash used in financing activities, and free cash flow for the three-month and trailing twelve-month periods ended December 31, 2015.

(10)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.